UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 9, 2011
Universal Biosensors, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE	000-52607	98-0424072
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

1 Corporate Avenue, Rowville, 3178, Victoria	Not Applicable
Australia	(Zip Code)
(Address of Principal Executive Offices)
+61 3 9213 9000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement
The following is a brief summary of the Collaboration Agreement between Universal Biosensors Pty Ltd and Siemens Healthcare Diagnostics, Inc.
On September 9, 2011 our wholly owned operating subsidiary Universal Biosensors Pty Ltd (“UBS”) and Siemens Healthcare Diagnostics, Inc. (“Siemens”) entered into a collaboration agreement which contains the terms pursuant to which UBS will develop coagulation related products for the hospital point-of-care and ambulatory care coagulation markets and Siemens will commercialize the developed products (“Agreement”).
Under the terms of the Agreement, UBS is required to use commercially reasonable efforts, and assign all reasonably necessary personnel, equipment and supplies, to develop products (comprising test strips and readers) that meet agreed product requirements with the work to be done according to an agreed development plan. In addition, UBS will provide Siemens with reasonable support in training for use of products, testing prototypes, regulatory submissions, preparing marketing and labeling materials and transferring know-how to Siemens, as is reasonably necessary to obtain regulatory approval for, or to market, developed products.
The Agreement provides that within 90 days after the date of the Agreement, the parties shall negotiate and enter into a supply agreement for the first product, being a PT/INR product, which shall incorporate certain already agreed terms. The agreed terms provide that UBS will be the exclusive manufacturer and supplier of the strips for the PT/INR product for a period of time with Siemens having the ability to take over manufacturing in certain circumstances. The Agreement provides that within 90 days of achievement of feasibility of each subsequent product, the parties shall negotiate and enter into a supply agreement for the relevant product which shall be in substantially the same in form as the initial supply agreement, subject to such product-specific variations as are required.
Siemens must use commercially reasonable efforts, and must apply and assign all reasonably necessary resources, to register, market, promote and sell the developed products with the same or similar diligence that Siemens applies to its other products in the hospital point-of-care and ambulatory care coagulation markets.
Within 30 days of the date of the Agreement, Siemens will pay UBS a technology access fee of US$3 million. In addition, Siemens shall pay UBS six milestone payments, with each milestone payable within 30 days of reporting and achievement of various product specific milestones relating to product feasibility, regulatory submissions and product launch. In addition, under the supply agreements, UBS will be paid a transfer price for strips manufactured and supplied by UBS, which will vary based on volume. If Siemens manufactures the strips, then on a product-by-product basis Siemens will pay UBS a per strip fee for each strip sold by or on behalf of Siemens for a period of 10 years from the first sale of a Siemens-manufactured strip for that product. In addition, the Agreement includes a profit sharing mechanism whereby if in any year gross sales of a strip product exceed a percentage amount over an agreed annual forecast, then Siemens shall pay an additional amount to UBS which represents a percentage of Siemens’ incremental revenue over the annual forecast threshold.
Pursuant to the Agreement, UBS grants to Siemens the following licenses:
•	an exclusive, worldwide, royalty-free license, including certain rights to sublicense, under certain background know-how and patents controlled by UBS prior to the date of the Agreement or developed or acquired by UBS independently of the Agreement that are controlled by UBS (“UBS’ Background IP”), intellectual property generated solely by UBS as part of the development work under the Agreement (“UBS Collaboration IP”), and UBS’s interest in intellectual property generated jointly by UBS and Siemens as part of the development work under the Agreement (“Joint Collaboration IP”), solely to make, have made, use, sell, have sold, offer for sale and import the products developed under the Agreement, in the hospital point-of-care coagulation market;

•	a non-exclusive, worldwide, royalty-free license, including certain rights to sublicense under UBS’ Background IP, UBS Collaboration IP, and UBS’ interest in Joint Collaboration IP, solely to make, have made, use, sell, have sold, offer for sale and import products developed under the Agreement in the ambulatory care coagulation market;

•	an exclusive, worldwide, royalty-free license, including certain rights to sublicense, to use, modify, copy, distribute, and create derivative works of UBS developed software (“UBS Collaboration Software) to be incorporated into readers and to develop, commercialize, and support readers in the hospital point-of-care coagulation market;
•	a non-exclusive, worldwide, royalty-free license, including certain rights to sublicense, to use, modify, copy, distribute, and create derivative works of UBS Collaboration Software to be incorporated into products to develop, commercialize, and support readers in the ambulatory care coagulation market; and

•	a non-exclusive, worldwide, royalty-free license, including certain rights to sublicense, under the UBS Collaboration IP and UBS’s interest in Joint Collaboration IP, solely to make, have made, use, sell, have sold, offer for sale and import outside the hospital point-of-care and ambulatory coagulation markets other products developed by or on behalf of Siemens that do not use any UBS Background IP.
Siemens grants to UBS a non-exclusive, worldwide, royalty-free license, without the right to sublicense, under know-how and patents controlled by Siemens prior to the date of the Agreement or developed or acquired by Siemens independently of the Agreement that are controlled by Siemens (“Siemens Background IP”) and intellectual property generated solely by Siemens as part of the development work under the Agreement (“Siemens Collaboration IP”), solely to perform the development work under the Agreement and to make and have made strips on Siemens’ behalf under supply agreements.
Siemens grants to UBS a non-exclusive, worldwide, royalty-free, perpetual license, including certain rights to sublicense under the Siemens Collaboration IP and Siemens’ interest in Joint Collaboration IP, solely to make, have made, use, sell, have sold, offer for sale and import outside the hospital point-of-care market, strip products for Siemens and products developed by or on behalf of UBS that do not have any Siemens Background IP.
UBS covenants not to develop, make, have made, use, sell, have sold, offer for sale or import any products from an agreed list of tests in the hospital point-of-care and ambulatory coagulation markets.
UBS remains sole owner at all times of all UBS Background IP, UBS Collaboration IP and UBS Collaboration Software. Siemens remains sole owner at all times of Siemens Background IP and Siemens Collaboration IP. Joint Collaboration Patents shall be jointly owned.
If during the four (4) years after the date of the agreement, UBS completes feasibility and initiates development of a D-dimer in vitro diagnostic strip, then Siemens will have the first option to conclude an agreement with UBS in relation to the development, manufacture, marketing, distribution, licensing and commercialization of the D-dimer test in the hospital and ambulatory fields.
The term of the Agreement expires on the end of all payment obligations under the Agreement and the supply agreements. The Agreement can be terminated: (i) by one party upon the bankruptcy of the other party if such bankruptcy proceedings are not dismissed within 30 days; (ii) by one party upon the material breach of the other party if the breach is not cured within 60 days (or 30 days with respect to any payment breach) after notice from the non breaching party; (iii) by UBS, immediately upon written notice to Siemens if Siemens directly or indirectly challenges the validity or enforceability of any UBS Background Patent; (iv) by Siemens upon 30 days’ written notice to UBS for any reason; or (v) by Siemens if a developed product infringes a third party patent and it is not commercially viable to work around or obtain a license for the infringed patent.
In the event of expiration or termination of the Agreement, the licenses granted by UBS to Siemens continue in accordance with their respective terms and conditions (including payment of fees) provided, however, that:
•	if the Agreement is terminated by UBS for Siemens’ breach or challenge by Siemens to UBS Background Patents, or the Agreement is terminated by Siemens for UBS’s breach or without cause or as a result of the developed products infringing third party patents, the licenses from UBS to the UBS Background IP automatically terminate and the licenses to the UBS Collaboration IP and Joint Collaboration IP, automatically become non-exclusive; and

•	if the Agreement is terminated without cause by Siemens prior to completion of the development work and payment of all milestone payments, Siemens shall pay to UBS a termination fee calculated in accordance with the Agreement.
Each party provides customary representations, warranties and indemnities. The Agreement is governed by the laws of New York, United States of America. In the event of a dispute, the parties have agreed to a process of mediation and, if the dispute is not resolved, by binding arbitration.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.
Date: September 9, 2011	By:	/s/ Paul Wright
		Name:	Paul Wright
		Title:	Chief Executive Officer